UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 14, 2006

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

(732) 296-8400

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Senesco Technologies, Inc. (the “Company”), at a regularly scheduled meeting which was held on December 14, 2006, approved the recommendation of the Company’s Compensation Committee to increase the annual base salary of some of its executive officers as follows:

•                  Joel P. Brooks, the Company’s Chief Financial Officer and Treasurer from $139,100 to $145,000;

•                  Sascha P. Fedyszyn, the Company’s Vice President of Corporate Development and Secretary, from $93,600 to $97,500;

•                  John E. Thompson, Ph. D. the Company’s Executive Vice President and Chief Scientific Officer from $62,400 to $65,000; and

•                  Richard Dondero, the Company’s Vice President of Research and Development, from $120,000 to $125,000.

Each of the foregoing increases in salary will be effective January 1, 2007.  Other than the increases described above, the terms of each of the above executive officer’s employment with the Company have not changed.  The Board did not change the salary or employment agreement of Bruce Galton, the Company’s President and Chief Executive Officer.

In addition, the Board approved the following option grants to its executive officers:

•                  Mr. Galton received 40,000 options;

•                  Mr. Brooks received 25,000 options;

•                  Mr. Fedyszyn received 25,000 options;

•                  Mr. Thompson received 25,000 options; and

•                  Mr. Dondero received 25,000 options.

Each of the options has an exercise price equal to $1.08, and vests in one-third increments beginning on the date of grant and on the first and second anniversary thereof.

The company did not make any changes to the compensation of its Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: December 20, 2006	By:	/s/ Bruce Galton
Name: Bruce Galton
Title: President and Chief Executive Officer